EXHIBIT 23
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements:
     (1) Registration Statements (Form S-8 Nos. 333-132302, 333-122551, 333-112448, 333-103228, 333-81396, 333-33338, 333-51117, and 333-06301) pertaining to the 1993 Stock Option/Stock Issuance Plan of Ultratech, Inc.,
     (2) Registration Statements (Form S-8 Nos. 333-83954 and 333-43952) pertaining to the Supplemental Stock Option/ Stock Issuance Plan of Ultratech, Inc.,
     (3) Registration Statement (Form S-8 No. 333-93653) pertaining to the 1998 Supplemental Stock Option/ Stock Issuance Plan of Ultratech, Inc.,
     (4) Registration Statement (Form S-8 No. 333-85161) pertaining to the 1993 Stock Option/ Stock Issuance Plan, 1998 Supplemental Stock Option/ Stock Issuance Plan, and Employee Stock Purchase Plan of Ultratech, Inc., and
     (5) Registration Statement (Form S-8 No. 333-33197) pertaining to the 1993 Stock Option/ Stock Issuance Plan and Employee Stock Purchase Plan of Ultratech, Inc.;
of Ultratech, Inc. of our reports dated February 28, 2008, with respect to the consolidated financial statements and schedule of Ultratech, Inc., and the effectiveness of Ultratech, Inc.’s internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
San Jose, California
February 28, 2008